Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ON Semiconductor Corporation of the following reports, which appear in ON Semiconductor Corporation’s Current Report on Form 8-K filed on October 27, 2004:

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of Semiconductor Components Industries, LLC (a wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of SCG (China) Holding Corporation (a wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of ON Semiconductor Trading Ltd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the consolidated financial statements of SCG Malaysia Holdings Sdn. Bhd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation);

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the financial statements of ON Semiconductor Japan Technology, Ltd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation); and,

•	Our report dated February 2, 2004, except for the third paragraph of Note 2 for which the date is February 9, 2004, relating to the financial statements of SCG Philippines, Incorporated (an indirect wholly-owned subsidiary of ON Semiconductor Corporation).

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona

November 16, 2004